Exhibit 10.1

AMENDMENT NO. 2 TO THE

COOPERATION AGREEMENT

This Amendment No.2 (this “Amendment”) is entered into and effective as of July 1, 2024, by and among Six Flags Entertainment Corporation (the “Company”) and the persons and entities set forth on Schedule A hereto (the “H Partners Group,” and, for clarity and as applicable, including each member thereof acting individually). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning set forth in that certain Cooperation Agreement, dated as of January 30, 2020 (the “Agreement”), by and among the Company and the H Partners Group, as amended by that certain Amendment No. 1 to the Agreement, dated November 10, 2022.

1. Amendment. Pursuant to Section 17 of the Agreement (Entire Agreement; Amendments), the below paragraph is hereby added to the Agreement as Section 21 (Termination):

Termination. Notwithstanding any provision set forth in this Agreement to the contrary, this Agreement shall terminate automatically, without any action on the part of any Party, at the Closing Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 2, 2023, by and among Cedar Fair, L.P., the Company, CopperSteel HoldCo, Inc., and CopperSteel Merger Sub, LLC).

2. Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company and the H Partners Group. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. This Amendment may be executed in counterparts, all of which counterparts collectively shall constitute one agreement, binding on the parties hereto, notwithstanding that all parties hereto are not signatories to the same counterpart. Fax or email copies of this Amendment, including the signature pages hereto, shall constitute originals for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Gary Mick
Name:	Gary Mick
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Cooperation Agreement]

IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

H PARTNERS MANAGEMENT, LLC

By:	/s/ Rehan Jaffer
Name:	Rehan Jaffer
Title:	Managing Member

H PARTNERS, LP

By:	/s/ Rehan Jaffer
Name:	H Partners Capital, LLC, its General Partner
Title:	Rehan Jaffer, as Managing Member

H PARTNERS CAPITAL, LLC

By:	/s/ Rehan Jaffer
Name:	Rehan Jaffer
Title:	Managing Member

H OFFSHORE FUND LTD.

By:	/s/ Rehan Jaffer
Name:	H Partners Management, LLC, its Investment Manager
Title:	Rehan Jaffer, as Managing Member

By:	/s/ Rehan Jaffer
Rehan Jaffer

By:	/s/ Arik Ruchim
Arik Ruchim

[Signature Page to Amendment No. 2 to Cooperation Agreement]

SCHEDULE A

1.	H Partners Management, LLC
2.	H Partners, LP
3.	H Partners Capital, LLC
4.	H Offshore Fund Ltd.
5.	Rehan Jaffer
6.	Arik Ruchim